Exhibit 21.1

Subsidiaries*

Name of Subsidiary	Jurisdiction of Formation

AAA Galvanizing - Chelsea, LLC	Delaware
AAA Galvanizing - Dixon, Inc.	Delaware
AAA Galvanizing - Hamilton, LLC	Delaware
AAA Galvanizing - Joliet, Inc.	Delaware
AAA Galvanizing - Peoria, Inc.	Delaware
AAA Galvanizing - Winsted, Inc.	Delaware
Arbor-Crowley, LLC	Delaware
Arizona Galvanizing, Inc.	Arizona
ArkGalv, LLC	Arkansas
Atkinson Industries, Inc.	Kansas
Automatic Processing Incorporated	Mississippi
Aztec Industries, Inc.	Mississippi
AZZ Acquisition Sub, LLC	Delaware
AZZ Cares Foundation	Texas
AZZ Delaware LLC	Delaware
AZZ Enclosure Systems LLC	Delaware
AZZ Galvanizing - Hurst, LLC	Delaware
AZZ Galvanizing - Kennedale, LLC	Delaware
AZZ Galvanizing - San Antonio, LLC	Delaware
AZZ Galvanizing - Big Spring, LLC	Delaware
AZZ Galvanizing - Maryland LLC	Delaware
AZZ Galvanizing - Morgan City, LLC	Delaware
AZZ Galvanizing - Nebraska, LLC	Delaware
AZZ Galvanizing - Rockford LLC	Delaware
AZZ Galvanizing - Virginia LLC	Delaware
AZZ-Texas Welded Wire, LLC	Delaware
AZZ Bus System Services LLC	Delaware
AZZ GP, LLC	Delaware
AZZ Group, LP	Delaware
AZZ Holdings, Inc.	Delaware
AZZ International I, LLC	Delaware
AZZ International II, LLC	Delaware
AZZ LP, LLC	Delaware
AZZ Netherlands, LLC	Delaware
AZZ Specialty Repair and Overhaul LLC	Delaware
AZZ SMS LLC	Florida
AZZ WSI LLC	Delaware
The Calvert Company, Inc.	Mississippi
Carter and Crawley LLC	Delaware
Central Electric Company	Missouri

Central Electric Manufacturing Company	Missouri
CGIT Systems, Inc.	Delaware
Clark Control Systems, Inc.	Missouri
Electrical Power Systems, LLC	Missouri
Enhanced Powder Coating, LLC	Delaware
AZZ Galvanizing - Reno, LLC	Delaware
Gulf Coast Galvanizing, LLC	Alabama
Hobson Galvanizing, LLC	Louisiana
NAGALV - Ohio, Inc.	Delaware
NAGALV - WV, Inc.	Delaware
North American Galvanizing Company, LLC	Delaware
North American Galvanizing & Coatings, Inc.	Delaware
Nuclear Logistics LLC	Delaware
Powergrid Solutions LLC	Delaware
Reinforcing Services, LLC	Oklahoma
Rogers Galvanizing Company - Kansas City	Oklahoma
Westside Galvanizing Services, LLC	Delaware
Witt Galvanizing - Cincinnati, LLC	Delaware
Witt Galvanizing - Muncie, LLC	Delaware
Witt Galvanizing - Plymouth, LLC	Delaware
Zalk Steel & Supply Co.	Delaware
Aztec Manufacturing Partnership, Ltd.	Texas
Aztec Manufacturing - Waskom Partnership, Ltd.	Texas
Rig-A-Lite Partnership, Ltd.	Texas
International Galvanizers Partnership, Ltd.	Texas
AZZ WSI do Brasil Ltda.	Brazil
AZZ Galvanizing Canada Limited	Canada
AZZ Canada Limited	Canada
AZZ WSI Canada, ULC	Canada
AZZ Trading (Shanghai) Co., Ltd	China
AZZ Electrical Holding B.V.	Netherlands
AZZ Holding Cooperatieve U.A.	Netherlands
AZZ Netherlands I, C.V.	Netherlands
AZZ Netherlands II, C.V.	Netherlands
AZZ WSI Holding B.V.	Netherlands
AZZ WSI Holding Cooperatieve U.A.	Netherlands
AZZ WSI B.V.	Netherlands
AZZ WSI Poland, SP. z.o.o.	Poland

*Subsidiary list as of the date filed.